PIPER & MARBURY
                               36 South Charles Street
                            Baltimore, Maryland 21201-3010





                                             June 2, 1994



          Sullivan & Worcester
          One Post Office Square
          Boston, MA  02109

          Ladies and Gentlemen:

               In connection with the registration by Health and Rehabilitation Properties Trust, a Maryland real estate investment trust (the "Company"), of up to $345,000,000 in aggregate amount of (i) one or more series of debt securities of the Company (the "Debt Securities"), (ii) one or more series of preferred shares of beneficial interest, $.01 par value, of the Company, (the "Preferred Shares"), (iii) common shares of beneficial interest, $.01 par value, of the Company, (the "Common Shares"), or (iv) warrants to purchase Common Shares (the "Common Warrants" and, together with the Debt Securities, Preferred Shares and Common Shares, the "Registered Securities"), for offering by the Company from time to time, as set forth in the prospectus which forms a part of the Registration Statement defined below (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission as Exhibit 5.2 to the Company's Registration Statement on Form S-3, File No. 33-53173 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act").

               We assume that the issuance, sale, amount and terms of the Registered Securities to be offered from time to time will be authorized and determined by proper action of the Board of Trustees of the Company in accordance with the parameters described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Declaration of Trust and applicable Maryland law. We further assume that (i) any Debt Securities will be issued pursuant to the indenture, a form of which is filed as Exhibit 4.1 to the Registration Statement (the "Indenture") between the Company and Shawmut Bank, N.A., as
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          June 2, 1994
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          trustee (the "Trustee"); (ii) prior to the issuance of any
          Preferred Shares, Common Shares or Common Warrants, there will exist, under the Declaration of Trust of the Company, the requisite number of authorized but unissued Preferred Shares or Common Shares, as the case may be; and (iii) any Common Warrants will be issued under one or more common stock warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

               We have acted as special Maryland counsel for the Company in connection with the Registration Statement and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, as amended, the Prospectus, the Company's Registration Statement on Form 8-A dated November 8, 1986, as amended by Form 8 dated July 30, 1991, the Company's Declaration of Trust, the Company's By-Laws, the Indenture,resolutions of the Board of Trustees adopted by unanimous written consent dated April 10, 1994, a Certificate of the Executive Vice President, Chief Financial Officer and Secretary of the Company dated the date hereof, a Certificate of Good Standing dated June 1, 1994 and issued by the Maryland State Department of Assessments and Taxation, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth.

               The opinions expressed below are limited to the law of Maryland. To the extent that the Indenture is governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the law of Maryland.

               In addition, we express no opinion (i) as to provisions of the Indenture, any supplement thereto as provided in the Indenture (a "Supplemental Indenture") and the Debt Securities providing for the payment of prepayment interest or premiums, default interest or premiums, late charges or similar payments in the event of an involuntary prepayment of principal under the Debt Securities or to the extent that a court may find, notwithstanding the statements to the contrary contained in the Indenture, any Supplemental Indenture or Debt Securities, that such payments constitute a penalty; or (ii) with respect to whether acceleration of the Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

               Based on and subject to the foregoing, we are of the opinion that, as of the date hereof:
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          June 2, 1994
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                    1.   The Indenture has been duly authorized by all
               necessary action of the Board of Trustees of the Company.

                    2. When the Registration Statement has become effective under the Act and when the Debt Securities have been (a) duly established by the Indenture or a Supplemental Indenture, (b) duly authenticated by the Trustee and duly authorized and established by the applicable Board Action, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Board Action and underwriting agreement (if any), the Indenture and any applicable Supplemental Indenture and as contemplated by the Registration Statement or the applicable Prospectus Supplement, the Debt Securities will be duly authorized and will constitute valid obligations of the Company.

                    3. When the Registration Statement has become effective under the Act and when a series of the Preferred Shares has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Declaration of Trust and applicable law, and, upon issuance and delivery of certificates for shares of such series of Preferred Shares against payment therefor in the manner contemplated by the Registration Statement or the applicable Prospectus Supplement, the applicable Board Action and the applicable underwriting agreement (if any), the shares represented by such certificates will be duly authorized, validly issued, fully paid and non-assessable by the Company, with no personal liability attaching to the holders of such shares except as described in the Registration Statement under the caption "Description of Preferred Shares -- Limitation of Liability; Shareholder Liability."

                    4. When the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Common Shares, and upon issuance and delivery of certificates for Common Shares against payment therefor in the manner contemplated by such Board Action and an underwriting agreement (if any), the Registration Statement or the applicable Prospectus Supplement, the shares represented by such certificates will be duly authorized, validly issued, fully paid and non-assessable by the Company, with no personal liability attaching to the holders of such shares except as described in the Company's Registration Statement on Form 8-A dated November 8, 1986, as amended by Form 8 dated July 30, 1991, and incorporated by reference into the Prospectus forming a part of the Registration Statement.
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          June 2, 1994
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                    5.   When the Registration Statement has become
               effective under the Act and when the Common Warrants have been (a) duly established by the related Warrant Agreement,
               (b) duly authenticated by the Trustee and duly authorized and established by the applicable Board Action, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Board Action and underwriting agreement (if any), the applicable Warrant Agreement and as contemplated by the Registration Statement or the applicable Prospectus Supplement, the Common Warrants will be duly authorized and will constitute valid obligations of the Company.

               To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

               To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organization and legal power and authority to perform its obligations under the Warrant Agreement.

               All of the foregoing opinions are rendered as of the date hereof. We assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.
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          Sullivan & Worcester
          June 2, 1994
          Page 5



               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,



                                             PIPER & MARBURY
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